UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2022
_______________________
ON24, INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Beale Street,	8th Floor
San Francisco,	CA	94105
(Address of principal executive offices)		(Zip Code)
(415) 369-8000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On April 5, 2022, Holger Staude submitted his resignation to the Board of Directors (the “Board”) of ON24, Inc. (the “Company”), effective immediately. Mr. Staude stated that he does not have any disagreement with the Company, its management, the Board or any committee of the Board on any matter.
Appointment of Director
On April 6, 2022, the Board, acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Anthony Zingale as director of the Company, effective April 11, 2022, to fill the vacancy created by the departure of Mr. Staude. Mr. Zingale will serve as a Class I director for a term expiring at the Company’s 2022 annual meeting of stockholders or upon his earlier death, resignation or removal.
Mr. Zingale previously served as Executive Chairman of Jive Software, Inc., a pioneer of social collaboration and communication, from January 2015 until June 2017, where he also served as CEO from January 2010 until December 2014. Prior to Jive Software, Inc., he served as the President and Chief Executive Officer of Mercury Interactive Corporation, a business technology optimization company, from 2004 until its merger with Hewlett Packard at the end of 2006. Prior to Mercury Interactive Corporation, Mr. Zingale served as President and Chief Executive Officer of Clarify, Inc., a customer relationship management company, from 1998 until its acquisition in 2001. Mr. Zingale served on the board of directors of Carbon Black, Inc., a public cybersecurity company, from December 2015 to December 2019. Mr. Zingale holds a BS in Electrical and Computer Engineering and a BA in Business Administration from the University of Cincinnati. We believe Mr. Zingale’s extensive executive experience at companies providing technology solutions to businesses will make him a valuable member of our Board.
Mr. Zingale will receive compensation for his service as a member of the Board consistent with that received by the Company’s other non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, as amended from time to time (the “NED Compensation Policy”). In April 2022, the Board approved amendments to the NED Compensation Policy to increase the annual Board service retainer from $30,000 to $50,000 and to adopt a $20,000 annual retainer for the lead independent director. The NED Compensation Policy is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Board has affirmatively determined that Mr. Zingale is independent in accordance with applicable New York Stock Exchange listing rules and has no material direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Zingale will enter into the Company’s standard form of indemnification agreement with the Company, which will provide indemnification protection for him in connection with his service as a member of the Board.
Item 7.01     Regulation FD Disclosure.
On April 11, 2022, the Company issued a press release announcing the foregoing appointment. The Company’s press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	Non-Employee Director Compensation Policy, as amended from time to time.
99.1	Press Release, dated April 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2022	ON24, Inc.

	By:	/s/ Steven Vattuone
Steven Vattuone
Chief Financial Officer